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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 30, 2002

                           Commission File No. 1-13561



                         ENTERTAINMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)



            Maryland                                   43-1790877
     -------------------                 ------------------------------------
     (State of Formation)                (IRS Employer Identification Number)

   30 West Pershing Road, Suite 201, Kansas City, Missouri         64108
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         (Address of principal executive offices)                (Zip Code)


                                 (816) 472-1700
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                  --------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 5. OTHER EVENTS.

         On May 23, 2002, Entertainment Properties Trust ("EPR") entered into an underwriting agreement with Bear, Stearns & Co. Inc., Prudential Securities Incorporated, BB&T Capital Markets, Fahnestock & Co. Inc., Ferris Baker Watts Incorporated and Stifel, Nicolaus & Company, Incorporated (the "Underwriters") pursuant to which the Underwriters purchased 2,300,000 of EPR's 9.50% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the "Series A Preferred Shares"), including 300,000 Series A Preferred Shares to cover over-allotments, at a price of $24.2125 per share. The Series A Preferred Shares were offered to the public at the public offering price of $25.00 per share.

         On May 24, 2002, EPR filed a prospectus supplement dated May 23, 2002 with the Commission with respect to the offering, supplementing EPR's prospectus dated May 17, 2002 which is part of a "universal shelf" Registration Statement on Form S-3 (No. 333-87242) filed by EPR with the Commission. On May 30, 2002, EPR filed the Underwriting Agreement as Exhibit 1.1 to a Current Report on Form 8-K, and the offering was closed on that date. The Series A Preferred Shares have been approved for listing on the New York Stock Exchange under the ticker symbol "EPR prA."


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 5.2 Opinion of Kutak Rock LLP as to the legality of the Series A Preferred Shares